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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 2, 1998


                               WEST COAST BANCORP


             (Exact name of registrant as specified in its charter)


                                     OREGON
                 (State or other jurisdiction of incorporation)


         0-10997                                            93-810577
(Commission File Number)                         IRS Employer Identification No.


                          5335 SW Meadows Rd, Suite 201
                              Lake Oswego, OR 97035
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (503) 684-0884



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ITEM 5 - OTHER EVENTS

         On December 2, 1998, West Coast Bancorp ("West Coast") announced that its Board of Directors has authorized a stock repurchase program. Under the plan, West Coast will buy up to 1.5 million shares of its common stock, or approximately 10.6% of the total common shares currently outstanding, through open market transactions, block purchases, or through privately negotiated transactions. The repurchased common shares will be available for use under West Coast's existing stock option plans.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Exhibits:

                 (99) Press Release issued by West Coast dated December 2, 1998.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   December 7, 1998


                                   WEST COAST BANCORP



                                   By:  /s/ Victor L. Bartruff
                                        ----------------------------------------
                                        Victor L. Bartruff
                                        President and Chief Operating Officer


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